Exhibit 4.(b)(3)

FORM OF SUPPLEMENTAL INDENTURE
(Senior Notes)

PUBLIC SERVICE COMPANY
OF COLORADO

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

SUPPLEMENTAL INDENTURE

Dated as of

Supplementing the Indenture
dated as of July 1, 1999

Establishing the Securities of Series
designated           % Senior Notes due

THIS                      SUPPLEMENTAL INDENTURE, dated as of                         , is between PUBLIC SERVICE COMPANY OF COLORADO, a Colorado corporation (hereinafter called the “Issuer” or the “Company”), having its principal office at 1225 17th Street, Denver, Colorado 80202, and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (hereinafter called the “Trustee”), having its principal corporate trust office at 101 Barclay Street, New York, New York 10286.

Recitals of the Issuer

The Issuer has heretofore executed and delivered an Indenture, dated as of July 1, 1999 (the “Original Indenture”, the Original Indenture, previously supplemented and as further supplemented by this supplemental indenture being hereinafter referred to as the “Indenture”), relating to the issuance at any time or from time to time of its Securities on terms to be specified at the time of issuance. Terms used and not otherwise defined herein shall (unless the context otherwise clearly requires) have the respective meanings given to them in the Original Indenture.

The Original Indenture provides in Article Three thereof that, prior to the issuance of Securities of any series, the form of such Securities and the terms applicable to such series shall be established in, or pursuant to, the authority granted in a resolution of the Board of Directors or established in one or more indentures supplemental thereto.

The Issuer desires by this supplemental indenture, among other things, to establish the form of the Securities of a series, to be titled         % Notes due                                  of the Issuer, and to establish the terms applicable to such series, pursuant to Sections 201, 301 and 901 of the Original Indenture.  The Issuer has duly authorized the execution and delivery of this supplemental indenture.

Article Nine of the Original Indenture provides that the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time amend the Indenture without the consent of Securityholders for certain purposes enumerated in Section 901 thereof, including the purposes set forth in subsection (7) of said Section 901.

The execution and delivery of this supplemental indenture by the parties hereto are in all respects authorized by the provisions of the Indenture.

All things necessary have been done to make this supplemental indenture a valid agreement of the Issuer, in accordance with its terms.

NOW, THEREFORE, THIS              SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, as follows:

ARTICLE I

Establishment of % Notes due

Section 1.01.          The title of the series of the Securities established by this supplemental indenture shall be         % Notes due                                      of the Issuer (hereinafter called the “Series        Notes”).

Section 1.02.          The Series        Notes shall be limited to [$                            ] in aggregate principal amount.

Section 1.03.          The Series        Notes may be issued in whole or in part as one or more Global Securities and The Depository Trust Company, or a nominee thereof, shall be the Depository for such Global Security or Global Securities.  The Depository for such Global Security or Global Securities representing Series        Notes may surrender one or more Global Securities representing Series        Notes in exchange in whole or in part for individual Series        Notes on such terms as are acceptable to the Issuer and such Depository and otherwise subject to the terms of the Indenture.

Section 1.04.          The principal of the Series        Notes shall be payable on                                   .

Section 1.05.          The Series        Notes shall bear interest at the rate of       % per annum and shall accrue from                           . The Interest Payment Dates shall be                          and                            in each year, commencing                               . The Regular Record Dates in respect of such Interest Payment Dates shall be                                  and                                in each year, respectively.

Section 1.06.          The Corporate Trust Office of The Bank of New York Trust Company, N.A. shall be the place at which the principal of the Series        Notes shall be payable.  Any interest thereon shall be paid as specified in Section 307 of the Original Indenture.

Section 1.07.          [Interest Payment Deferral Provisions, if any.]

Section 1.08.          [Optional Redemption Provisions, if any.]

Section 1.09.          [Mandatory Redemption Provisions, if any.]

Section 1.10.                             The Series        Notes shall be issued in denominations of [$              ] and any integral multiple thereof.

Section 1.11.          [Original Issue Discount Provisions, if any.]

Section 1.12.          [Additional Defaults, if any.]

Section 1.13.          Sections 1301 and 1302 of the Indenture shall be applicable to the Series        Notes.

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Section 1.14.          [Currency, if other than U.S. Dollars.]

Section 1.15.          [Additional Covenants, if any.]

Section 1.16.          The Issuer hereby appoints, or confirms the appointment of, The Bank of New York Trust Company, N.A. as the initial Trustee, Securities Registrar and Paying Agent, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Issuer to appoint additional agents (including Paying Agents).

Section 1.17.          [Exceptions to Business Day Definition, if any.]

Section 1.18.          [Any Additional Terms.]

Section 1.19.          The Series        Notes shall be substantially in the form set forth in Exhibit A hereto, and shall have such further terms as are reflected in such form, subject to changes in the form thereof made by the Issuer and acceptable to the Trustee.

ARTICLE II

Miscellaneous

Section 2.01.          The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this supplemental indenture. The Indenture, as supplemented by this supplemental indenture, is in all respects hereby adopted, ratified and confirmed.

Section 2.02.          This supplemental indenture may be executed in any number of counterparts, and on separate counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.03.          If any provision of this supplemental indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

Section 2.04.          The Article headings herein are for convenience only and shall not affect the interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the          day of                                   .

PUBLIC SERVICE COMPANY OF COLORADO

By:
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:
Authorized Signatory

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EXHIBIT A

Form of       % Note due

[THIS SECURITY IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

PUBLIC SERVICE COMPANY OF COLORADO       % Note due

Interest Rate:

Interest Payment Dates:

Regular Record Dates:

Original Interest Accrual Date:

Stated Maturity:

Registered No.	Principal Amount

CUSIP	$

PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the “Company”, which term includes any successor corporation under the Indenture referred to below) promises to pay to                                or registered assigns the principal sum of                                                Dollars on                                            the Stated Maturity specified above.

1.                                       Interest.

The Company promises to pay interest on the principal amount hereof at the Interest Rate per annum shown above from the Original Interest Accrual Date specified above, or from the most recent Interest Payment Date to which interest has been paid, semiannually in arrears, on the Interest Payment Dates specified above, in each year, commencing with the Interest Payment Date next succeeding the Original Interest Accrual Date specified above, until the principal hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.

The Company will pay interest so payable to the person who is the registered holder hereof at the close of business on the Regular Record Date for the next Interest Payment Date, except as otherwise provided in the Indenture and except that interest payable at Maturity will be paid to the person to whom principal is paid at Maturity. Payment of principal shall be made upon presentation hereof at the office of this Paying Agent. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to the holder’s registered address.

3.                                       Agents.

Initially, The Bank of New York Trust Company, N.A., 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration, will act as Paying Agent, and Securities Registrar. The Company may change the Paying Agent to provide for more than one such agent. The Company may appoint one or more Security Registers. The Company or any Affiliate may act in any such capacity. The Trustee may appoint one or more Authenticating Agents to authenticate the Securities.

4.                                       Indenture.

The securities of this series (the “Securities”) have been issued under an Indenture dated as July 1, 1999 (the “Indenture”) between the Company and The Bank of New York Trust Company, N.A. (the “Trustee,” which term includes any successor trustee under the Indenture). The terms of the Securities include those stated in the Indenture and in the Supplemental Indenture creating the Securities and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb). Securityholders are referred to the Indenture, the Supplemental Indenture and the Act for a statement of such terms.

5.                                       Redemption.

[This Security is not redeemable prior to maturity.] or [This Security is subject to redemption upon not less than 30 days’ notice by first class mail, in whole or in part from time to time on and after              at the option of the Company at a redemption price equal to

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

6.                                       [Notice of Redemption.

Notice of redemption will be mailed at least 30 days before the redemption date to the holder hereof at his address appearing on the Security Register.

A notice of redemption shall provide that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice (“Conditional Redemption”) and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before such date or have been waived by the Company.]

7.                                       Denominations, Transfer, Exchange.

The Securities of this series are in registered form without coupons in denominations of                          and whole multiples of                     . The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture. The Securities Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Securities Registrar need not exchange or register the transfer of any Security of this series or portion thereof selected for redemption. Also, it need not exchange or register the transfer of any Security for a period of 15 days before a selection of Securities of this series to be redeemed.

8.                                       Persons Deemed Owners.

The registered holder of a Security may be treated as its owner for all purposes.

9.                                       Amendments and Waivers.

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in outstanding principal amount of the Securities. Subject to certain exceptions, a default under the Indenture may be waived with the consent of the holders of a majority in outstanding principal amount of the Securities.

Without the consent of any Securityholder, the Indenture may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

10.                                 Restrictive Covenants.

The Securities are unsecured general obligations of the Company limited to [$                          ] principal amount. The Indenture does not limit the amount of debt the Company may issue thereunder or otherwise.

11.                                 Successors.

When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

12.                                 Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Company at any time may terminate some or all of its obligations hereunder and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest hereon to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

13.                                 Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Securities may declare the principal of all such Securities to be due and payable immediately.  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest or any sinking fund installment) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

14.                                 Trustee Dealings with Company.

The Bank of New York Trust Company, N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

15.                                 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.                                 Authentication.

This Security shall not be valid for any purpose and shall not be entitled to any benefit under the Indenture until authenticated by a manual signature of the Trustee or any Authenticating Agent.

17.                                 Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (tenants in common), TEN ENT (tenants by the entireties) , JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gifts to Minors Act).

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, including the Supplemental Indenture which contains the text of this Security in larger type. Requests may be made to: Public Service Company of Colorado, 1225 17th Street, Denver, Colorado, 80202 attention: Corporate Secretary.

PUBLIC SERVICE COMPANY OF COLORADO

By:
Name:
Title:

[corporate seal]

Attest:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)